UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  December 1, 2018

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Executive Officer Employment Agreements and Stay Incentive Grants

Effective December 1, 2018, General Moly, Inc. (the “Company”) entered into amendments to its employment agreements with Bruce D. Hansen, the Company’s Chief Executive Officer, Robert I. Pennington, the Company’s Chief Operating Officer and R. Scott Roswell, the Company’s Chief Legal Officer (the “Employment Agreement Amendments”).  The Employment Agreement Amendments provide for additional temporary base salary reductions for Messrs. Hansen, Pennington and Roswell, in addition to the temporary salary reductions that were already in effect.  The additional temporary base salary reductions, which are set forth below, were approved by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) and are effective as of December 1, 2018:

Name	Percentage Reduction	New Base Salary
Bruce D. Hansen	40%	$247,500
Robert I. Pennington	20%	$190,800
R. Scott Roswell	5%	$242,250

The Employment Agreement Amendments provide that the reduced base salary shall not be used for purposes of calculating any severance payments due to any executive under his employment agreement.  Instead, the executive’s severance payment, if any, would be determined by reference to his base salary as in effect prior to all temporary reductions.

The base salary for Amanda Corrion, the Company’s Controller and Principal Accounting Officer, is not subject to the temporary salary reductions and remains $155,000.

In addition, the Company and each of its named executive officers, including Messrs. Hansen, Pennington and Roswell and Ms. Corrion, entered into amendments to the Restricted Stock Unit Agreements covering stay incentive grants to each officer made on January 16, 2018 which are scheduled to vest on January 16, 2019 (the “RSU Amendments”).  The RSU Amendments provide that, upon vesting of the award, shares will be issued to the officer within six months of the vesting date (rather than 30 days).

The foregoing descriptions are qualified in their entirety by reference to the full text of the Employment Agreement Amendments, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, and the full text of the form of RSU Amendment, which is attached hereto as Exhibit 10.4.

Amendments to Director and Secretary Compensation Program

Also effective December 1, 2018, the Compensation Committee approved an additional 40% reduction to the annual cash retainer and cash meeting fees payable under the Company’s director and secretary compensation program.  These reductions are in addition to the 25% reductions to cash compensation previously implemented in September 2013 as part of the Company’s cash conservation program.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description
10.1	Fourth Amendment to Amended and Restated Employment Agreement dated effective December 1, 2018, by and between General Moly, Inc. and Bruce D. Hansen.

10.2	Fourth Amendment to Amended and Restated Employment Agreement dated effective December 1, 2018, by and between General Moly, Inc. and Robert I. Pennington.

10.3	Second Amendment to Employment Agreement dated effective December 1, 2018, by and between General Moly, Inc. and R. Scott Roswell.

10.4	Form of Amendment to Restricted Stock Unit Agreement Issued Under the General Moly, Inc. 2006 Equity Incentive Plan, dated effective December 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: December 4, 2018	By:	/s/ Amanda Corrion
Amanda Corrion
Controller and Principal Accounting Officer